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                                                               EXHIBIT (d)(13)



                            COMPANY PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated as of _____, ____ made by CITADEL BROADCASTING COMPANY, a Nevada corporation (the "PLEDGOR"), in favor of THE CHASE MANHATTAN BANK ("CHASE"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the lenders (the "LENDERS") parties to the Credit Agreement, dated as of _______, 2001, (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Pledgor, FLCC ACQUISITION CORP. ("ACQUISITION CO."), a Nevada corporation to be merged into CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation ("CITADEL COMMUNICATIONS"), FLCC HOLDINGS, INC., a Delaware corporation ("HOLDCO"), the Administrative Agent, the Lenders and The Bank of Nova Scotia and First Union National Bank as the syndication agents (in such capacity collectively, the "SYNDICATION AGENTS").

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans to, and the Issuing Lenders have agreed to issue certain letters of credit for the account of the Pledgor upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Persons named under the caption "Issuer" on Schedules I and II hereto;

            WHEREAS, the Pledgor is the legal and beneficial owner of the rights in the LLC Collateral (as hereinafter defined) issued by the Persons named under the caption "LLC" on Schedule III hereto;

            WHEREAS, the Pledgor is the legal and beneficial owner of the Note Collateral (as hereinafter defined); and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to, and the Issuing Lenders to issue certain letters of credit for the account of the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective loans to, and the Issuing Lenders to issue certain letters of credit for the account of, the Pledgor under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

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            1. DEFINED TERMS. Unless otherwise defined herein, terms that are defined in the Credit Agreement and used herein are so used as so defined; and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:
Accounts, Chattel Paper, General Intangibles and Instruments; and the following terms shall have the following meanings:

            "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

            "COLLATERAL": the collective reference to the LLC Collateral, the Note Collateral and the Pledged Stock, and all Proceeds thereof.

            "ISSUER": with respect to any Pledged Stock, the Issuers from time to time listed on Schedules I and II hereto as the issuer of such Pledged Stock.

            "LLC": a limited liability company listed on Schedule III as the issuer of membership interests pledged as LLC Collateral hereunder.

            "LLC COLLATERAL": all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or from time to time may have any right, title or interest:

            (a) its membership interest in each LLC and all of its rights as a member under the limited liability company agreement of such LLC (including, without limitation, all of its right, title and interest as a member to participate in the operation and management of such LLC and all of its right, title and interest as a member to property, assets, membership interest and distributions under the limited liability company agreement of such LLC);

            (b) all Accounts arising out of its membership interest in each LLC and the limited liability company agreement of such LLC;

            (c) all General Intangibles arising out of its membership interest in each LLC and the limited liability company agreement of such LLC;

            (d) all present and future rights of the Pledgor to receive any payment of money or other distribution or payment from each LLC on account of its membership interest in such LLC and its rights as a member under the limited liability company agreement of such LLC;

            (e) any other property of each LLC to which the Pledgor now or in the future may be entitled in its capacity as a member of such LLC by way of distribution, return of capital or otherwise; and

            (f) to the extent not otherwise included above, all Proceeds of any and all of the foregoing, including, without limitation, whatever is received upon any collection, exchange, sale or other disposition of any of the LLC Collateral, and any property into which any of the LLC Collateral is converted, whether cash or noncash proceeds, and any

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      and all other amounts paid or payable under or in connection with any of the LLC Collateral.

            "NOTE COLLATERAL": all Pledged Notes and any collateral security for any Pledged Note and which are required to be pledged to the Administrative Agent under the Credit Agreement.

            "PLEDGE AGREEMENT": this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

            "PLEDGED NOTES": all promissory notes made by a Subsidiary of the Pledgor in favor of the Pledgor.

            "PLEDGED STOCK": all of the shares of capital stock of the Issuers listed on Schedules I and II hereto (but not more than 65% of all shares of each class of capital stock of the Issuers listed on Schedule II hereto) now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or may from time to time acquire any right, title or interest, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer thereof to the Pledgor while this Pledge Agreement is in effect.

            "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, all payments and other distributions and income with respect to any Pledged Notes, and any and all collections on the foregoing or distributions with respect to the foregoing.

            2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all of the Pledgor's right, title and interest in the Pledged Stock, the Pledged Notes and the LLC Collateral and hereby transfers and grants to the Administrative Agent, for the ratable benefit of the Lenders, a first security interest in all of the Pledgor's right, title and interest in all of the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

            3. RIGHTS OF THE ADMINISTRATIVE AGENT; LIMITATIONS ON THE ADMINISTRATIVE AGENT'S OBLIGATIONS. (a) Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under the limited liability company agreement of each LLC to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. Neither the Administrative Agent nor any Lender shall have any obligation or liability by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any Collateral pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to the limited liability company agreement of any LLC or any Account or General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been

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assigned to it or to which it may be entitled at any time or times. Nothing contained in this Agreement shall be construed or interpreted (i) to transfer to the Administrative Agent or any Lender any of the obligations of a member of such LLC or (ii) to constitute the Administrative Agent or any Lender a member of such LLC.

            (b) PROCEEDS. The Administrative Agent hereby authorizes the Pledgor to collect all Accounts arising out of the limited liability company agreement of each LLC in respect of its membership interest in such LLC. If required by the Administrative Agent in a written notice to the Pledgor at any time after the occurrence and during the continuance of an Event of Default, such Accounts and any Proceeds, when collected by the Pledgor, shall be forthwith deposited by the Pledgor in the exact form received, duly indorsed by the Pledgor to the Administrative Agent if required, in a special bank account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent only, and, until so turned over, shall be held by the Pledgor in trust for the Administrative Agent, segregated from other funds of the Pledgor. Any funds held in such special bank account which have not been withdrawn and applied by the Administrative Agent to the Obligations, shall be returned to the Pledgor by the Administrative Agent in the event that such Event of Default is cured or waived.

            4. STOCK POWERS; ENDORSEMENTS. (a) Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

            (b) Concurrently with the delivery to the Administrative Agent of any Pledged Note, the Pledgor shall deliver an undated endorsement covering the Pledged Note, duly executed in blank by the Pledgor.

            5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

            (a) the shares of capital stock of each of the Issuers listed on Schedules I and II hereto which are identified as Pledged Stock on said Schedules I and II constitute (i) all of the issued and outstanding shares of capital stock of the Issuers listed on Schedule I hereto which are owned by the Pledgor; and (ii) all of the issued and outstanding shares of capital stock of the Issuers listed on Schedule II hereto which are owned by the Pledgor (but not in excess of 65% of the issued and outstanding shares of all classes of the capital stock of such Issuers).

            (b) all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

            (c) the Pledgor is the record and beneficial owner of, and has good title to, the Collateral, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

            (d) upon (i) delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, (ii) delivery to the Administrative Agent of the Pledged Notes, together with the endorsement thereof herein provided, (iii) the recording of the security interest of the Administrative Agent by each LLC as contemplated by Exhibits A

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      and B and (iv) filing of a Uniform Commercial Code Financing Statement in the jurisdiction referred to in Section 5(c) covering the LLC Collateral and the Note Collateral, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (except, with respect to Proceeds, only to the extent permitted by Section 9-306 of the Code), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent pursuant to this Agreement and (ii) such as may be terminated upon filing of termination statements delivered to the Administrative Agent at the Closing Date.

            (e) The Pledgor's chief executive office and chief place of business, and the place where the Pledgor keeps its records concerning the Collateral, is located at City Center West, 7201 West Lake Mead Boulevard, Suite 400, Las Vegas Nevada 89128 or such other location as the Pledgor shall inform the Administrative Agent in accordance with subsection 6(e).

            The Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on each Borrowing Date by the Pledgor under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such Borrowing Date.

            6. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders, that, from and after the date of this Pledge Agreement until the Obligations are paid in full, no Letters of Credit are outstanding or not fully cash collateralized and the Commitments are terminated:

            (a) If the Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, signature guarantees, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Collateral upon the

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      liquidation or dissolution of any Issuer or LLC shall be paid over to the
      Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and, in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of such Issuer or LLC or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent and except as permitted by, or not prohibited under, the Credit Agreement, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer or LLC to issue any stock, membership interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer or LLC, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

            (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

            (e) The Pledgor will not, unless it shall give 45 days' prior written notice to such effect to the Administrative Agent, (i) change the location of its chief executive office or chief place of business from that specified in Section 5(e) hereof, or remove its books and records from such location or (ii) change its name, identity or structure to such an extent

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                                                                               7


      that any financing statements filed by the Administrative Agent in connection with this Agreement would become misleading.

            7. CASH DIVIDENDS; VOTING RIGHTS; INTEREST PAYMENTS. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 14(f) of the Credit Agreement, in which case no such notice need be given) have given notice to the Pledgor of the Administrative Agent's intent to exercise its rights pursuant to paragraph 8 below, the Pledgor shall be (i) permitted to receive all cash dividends or distributions to the extent permitted in the Credit Agreement in respect of the Pledged Stock and the LLC Collateral,
(ii) entitled to receive and retain any interest payments or other distributions made in respect of the Pledged Notes in accordance with the terms of the Credit Agreement, and (iii) permitted to exercise all voting, corporate, limited liability company and other rights of ownership with respect to the Pledged Stock, the LLC Collateral and the Pledged Notes, PROVIDED, HOWEVER, that no vote shall be cast or corporate or limited liability company right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement or any of the other Credit Documents.

            (b) If an Event of Default shall have occurred and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 14(f) of the Credit Agreement, in which case no such notice need be given) have given notice to the Pledgor of its intent to exercise its rights pursuant to paragraph 8 below, (i) all dividends, interest payments and other distributions (including cash) paid on or in respect of the Pledged Stock, LLC Collateral and Pledged Notes shall be paid to and retained by the Administrative Agent as Collateral hereunder (or if received by the Pledgor, shall be held in trust by the Pledgor for the benefit of the Administrative Agent and the Lenders and shall be forthwith delivered by it, and in the case of the Pledged Notes, together with an appropriate undated endorsement duly executed in blank), and (ii) all voting, corporate, limited liability company and other rights pertaining to the Pledged Stock, LLC Collateral and the Pledged Notes, if any, shall be exercised by the Administrative Agent.

            8. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 14(f) of the Credit Agreement, in which case no such notice need be given) give notice of its intent to exercise its rights hereunder to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends, distributions and payments or other income paid in respect of the Collateral and make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all shares of the Pledged Stock, all rights in the LLC Collateral and the Note Collateral shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate, member, creditor and other rights, powers and privileges pertaining to such Collateral at any meeting of shareholders of any Issuer or members of an LLC or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or


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other fundamental change in the structure of any Issuer or LLC, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to the Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against any Issuer, any LLC or the Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of set-off with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

            9. REMEDIES. In the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Credit Agreement and such Obligations have not been paid in full, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer, any LLC or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Co-Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall hold any Proceeds hereunder for the benefit of the Lenders as collateral security for the Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations then due and owing in the following order of priority:

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            FIRST, to the payment of all reasonable costs and expenses of every kind incurred by the Administrative Agent in connection with this Pledge Agreement, any other Credit Document or any of the Obligations, including, without limitation, (i) all costs incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, (ii) court costs, (iii) the reasonable fees and disbursements of legal counsel and agents to the Administrative Agent, (iv) any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Pledge Agreement or any other Credit Document and (v) without duplication, any amounts which are required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, to be paid by the Administrative Agent;

            SECOND, to the ratable satisfaction of all other Obligations; and

            THIRD, to the Pledgor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            10. REGISTRATION RIGHTS; PRIVATE SALES. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Collateral pursuant to paragraph 9 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Pledgor will cause each Issuer or LLC whose stock or note or membership interest, as the case may be, is to be so registered to (i) execute and deliver, and cause the directors and officers of such Issuer or LLC or the Pledgor, as the case may be, to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Collateral or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause each Issuer and LLC to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort

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                                                                              10


to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Issuer or LLC to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer or LLC would agree to do so.

            (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this paragraph 10 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 10 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

            11. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent nor any Lender nor their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

            12. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

            13. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14. PARAGRAPH HEADINGS. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            15. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 16 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            17. NOTICES. Notices by the Administrative Agent may be given by mail, by facsimile transmission, addressed or transmitted to the Issuers and LLCs at their addresses or transmission numbers set forth in Schedule IV hereto and to the Pledgor at the address or transmission number set forth in subsection
16.2 of the Credit Agreement. Such notice shall be effective (a) in the case of mail, three Business Days after deposit in the postal system, first class postage pre-paid, and (b) in the case of facsimile notices, when receipt is confirmed. The Pledgor and the Issuers and LLCs may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

            18. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs the Issuers and LLCs to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuers and LLCs shall be fully protected in so complying.

            19. AUTHORITY OF ADMINISTRATIVE AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuers or LLCs shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            20. APPROVALS. Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent and the Lenders with respect to the Collateral unless and until all applicable requirements of the Federal Communications Commission (the "FCC"), if any, under the Communications Act of 1934, as amended, and the rules and regulations thereunder and thereof have in the reasonable judgment of the Administrative Agent been fully satisfied to the extent necessary to take such action and there have been obtained such consents, approvals and authorizations, as may be required to be obtained from the FCC under the terms of any franchise, license or similar operating right held by the Pledgor in order to take such action. It is the intention of the parties hereto that the pledge in favor of the Administrative Agent and the Lenders of the Collateral, the grant of a security interest to the Administrative Agent and the Lenders in the Collateral, and all rights and remedies by the Administrative Agent and the Lenders with respect to the Collateral, shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Pledgor, except in accordance with the provisions of such statutory requirements and rules and regulations. By its acceptance of this Agreement, the Administrative Agent and the Lenders agree they will not take any action pursuant to this Agreement which constitutes or results in any assignment of a license or franchise or any change of control over the communications properties owned and operated by the Pledgor, if such assignment of license or franchise or change of control would, under then existing law or under any franchise, require the prior approval of a Governmental Authority, without first obtaining such approval. Upon the exercise by the Administrative Agent and the Lenders of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent and the Lenders may reasonably require in order for such governmental consent, approval, recording, qualification or authorization to be obtained. The Pledgor agrees to use its best efforts to cause such governmental consents, approvals, recordings, qualifications and authorizations to be forthcoming.

            IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                    CITADEL BROADCASTING COMPANY



                                    By:____________________________
                                          Title:

                           ACKNOWLEDGEMENT AND CONSENT

            The undersigned Issuers referred to in the foregoing Company Pledge Agreement hereby acknowledge receipt of a copy thereof and agree to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned Issuers agree to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 6(a) of the Company Pledge Agreement. The undersigned Issuers further agree that the terms of paragraph 10(c) of the Company Pledge Agreement shall apply to them, MUTATIS MUTANDIS, with respect to all actions that may be required of them under or pursuant to or arising out of paragraph 10 of the Company Pledge Agreement.

                                    [______________________________________]
                                    [______________________________________]



                                    By:
                                       ---------------------------------------
                                          Title:

                           ACKNOWLEDGEMENT AND CONSENT

            The undersigned limited liability companies (the "LLCs") referred to in the foregoing Company Pledge Agreement, hereby acknowledge receipt of a copy thereof and agree to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.

            The LLCs also agree, if an Event of Default shall have occurred and be continuing, at the request of the Administrative Agent delivered in writing to the LLCs and the Pledgor, to make all payments due to Pledgor in its capacity as a member of each LLC, to The Chase Manhattan Bank, as Administrative Agent, until notified by the Administrative Agent that all Obligations have been paid in full, no Letters of Credit are outstanding or not fully cash collateralized and the Commitments are terminated or that the Event of Default is no longer continuing. The LLCs further agree that the Administrative Agent will not have any of the obligations of a member of any of the LLCs.

_____ __, ____
                                    [LIST OF LLCS]





                                    By:________________________________
                                          Name:
                                          Title:

                                                                    Exhibit A to
                                                                  Company Pledge
                                                                       Agreement




                                                                 _____ __, 200__




__________________, LLC
[address]

Gentlemen:

            Citadel Broadcasting Company ("Pledgor") hereby instructs ____________________, LLC to register the pledge of its membership interest in
________________, LLC in favor of The Chase Manhattan Bank, as Administrative Agent, pursuant to the Company Pledge Agreement, dated as of ________, ____, between Pledgor and The Chase Manhattan Bank, as Administrative Agent.

                                    Very truly yours,

                                    CITADEL BROADCASTING COMPANY



                                    By ___________________________
                                          Title:


cc:  The Chase Manhattan Bank, as Administrative Agent

                                                                    Exhibit B to
                                                                  Company Pledge
                                                                  Agreement___




                                                                 ______ __, 200_




To:   The Chase Manhattan Bank,
        as Administrative Agent
      270 Park Avenue
      New York, New York 10017

            This statement is to advise you that a pledge of the following uncertificated security has been registered in the name of The Chase Manhattan Bank, as Administrative Agent, as follows:

            1. UNCERTIFICATED SECURITY:

            The entire membership interest owned by Citadel Broadcasting Company, in the undersigned limited liability company.

            2. REGISTERED OWNER:


            3. REGISTERED PLEDGEE:

            The Chase Manhattan Bank,
            as Administrative Agent

            Taxpayer Identification Number: __________

            4. There are no liens or restrictions of the undersigned limited liability company and no adverse claims to which such uncertificated security is or may be subject known to the undersigned limited liability company except as set forth in the Company Pledge Agreement dated as of ___ __, 2001, between Citadel Broadcasting Company and The Chase Manhattan Bank, as Administrative Agent.

            5. The pledge was registered on ___ __, ____.

            THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                    Very truly yours,


                                    ____________________, LLC


                                    By:  _____________
                                          Title:

                                                                      SCHEDULE I
                                                                      to Company
                                                                Pledge Agreement




             DESCRIPTION OF PLEDGED STOCK (DOMESTIC SUBSIDIARIES)


                                                                     Percentage
                                                                         of
                                            Total No.     Number of  Outstanding
                              Stock            of          Shares      Shares
                  Class of   Certificate   Outstanding    Owned by    Owned by
Issuer             Stock       No.           Shares     the Pledgor  the Pledgor
------             -----       ---           ------     -----------  -----------

                                                                     SCHEDULE II
                                                                      To Company
                                                                Pledge Agreement




             DESCRIPTION OF PLEDGED STOCK (FOREIGN SUBSIDIARIES)



                                                                     Percentage
                                                                         of
                                            Total No.     Number of  Outstanding
                              Stock            of          Shares      Shares
                  Class of   Certificate   Outstanding    Owned by    Owned by
Issuer             Stock       No.           Shares     the Pledgor  the Pledgor
------             -----       ---           ------     -----------  -----------

                                                                    SCHEDULE III
                                                                      to Company
                                                                Pledge Agreement




                                  LIST OF LLCS

                                                                     SCHEDULE IV
                                                                      To Company
                                                                Pledge Agreement




                          ADDRESSES OF ISSUERS AND LLCS